UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  June 23, 2010

Viasystems Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification Number)

101 South Hanley Road, Suite 400, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:                      Submission of Matters to a Vote of Security Holders.

On June 23, 2010, Viasystems Group, Inc. (the “Company”) held its regular annual meeting of stockholders.  The stockholders considered three proposals.  The proposals were approved.

Proposal 1:  Election of twelve directors to serve until the next annual meeting of stockholders.

	Shares Voted For	Shares Withheld
David M. Sindelar	17,499,283	350,824
Timothy L. Conlon	17,501,427	348,680
Christopher J. Steffen	17,847,436	2,671
Michael D. Burger	17,503,537	346,570
Robert F. Cummings, Jr.	17,839,080	11,027
Kirby A. Dyess	17,847,252	2,855
Peter Frank	17,501,717	348,390
Jack D. Furst	17,501,795	348,312
Edward Herring	17,501,695	348,412
William C. McCormick	17,847,030	3,077
Richard A. McGinn	17,847,525	2,582
Richard W. Vieser	17,847,431	2,676

Proposal 2:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Shares Voted For	Shares Voted Against	Shares Abstaining
18,555,291	2,501	1,778

Proposal 3:  Approval of the Company 2010 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Shares Abstaining
16,707,319	701,376	441,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 23, 2010

VIASYSTEMS GROUP, INC.

By:            /s/ Gerald G. Sax
Gerald G. Sax
Senior Vice President and Chief Financial Officer